UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2011

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska	68112
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2011, Ballantyne Strong, Inc’s. (“Ballantyne”) Board of Directors elected Samuel C. Freitag and Donde Plowman to serve as directors for a term lasting until the 2012 Annual Meeting of Stockholders at which time it is anticipated they will stand for election by the stockholders. Mr. Freitag (age 55) has been an independent private investor since January of 2004. Dr. Plowman (age 58) has been the Dean of the University of Nebraska’s College of Business and a Professor of Management since July 1, 2010.  Dr. Plowman was previously the head of the Department of Management at the University of Tennessee from 2007 to 2010. Both Mr. Freitag and Dr. Plowman are “independent” under the corporate governance standards of the NYSE Amex. Mr. Freitag will serve on the Audit, Compensation and Nominating and Corporate Governance Committees and Dr. Plowman will serve on the Audit and Nominating and Corporate Governance Committees. Neither Mr. Freitag nor Dr. Plowman were elected as the result of any arrangement or understanding between either of them and any other person pursuant to which they were selected as directors.

Mr. Freitag and Dr. Plowman were elected to the Board pursuant to Article II, Section 2 of Ballantyne’s Bylaws and consistent with the Board’s decision to increase the number of directors to seven. As discussed in Ballantyne’s Proxy Statement for the 2011 Annual Meeting, five directors were nominated and elected by the stockholders at the Annual Meeting when two then-incumbent directors, chose not to stand for re-election shortly before the 2011 Annual Meeting. At that time the Board determined that there existed insufficient time to properly consider candidates to replace the departing directors. The election of Mr. Freitag and Dr. Plowman brings the Ballantyne Board back to the seven member size it had prior to the 2011 Annual Meeting.

Mr. Freitag and Dr. Plowman will receive the standard director compensation  package including (a) annual retainer of $20,000; (b) $1,000 for each Board meeting attended: (c) $500 for each Board meeting held via teleconferencing and; (d) an annual grant of restricted stock vesting the day preceding the next succeeding Annual Meeting of Shareholders. For 2011, this represented 2,100 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: June 9, 2011	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer